Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Announces Changes to its Board of Directors

CARLSBAD, Calif.—(BUSINESS WIRE)—July 31, 2009—Orange 21 Inc. (NASDAQ:ORNG), a leading designer, producer and distributor of sunglasses, snow and motocross goggles, and branded apparel and accessories for the action sports, motorsports, snowsports and youth lifestyle markets, today announced certain changes to its Board of Directors.

Theodore Roth has resigned from the Board effective July 31, 2009. Stone Douglass, Orange 21’s Chief Executive Officer, commented “We appreciate Ted’s years of service to the Company, and thank him for his contributions to the Board.”

On July 31, 2009, the Board appointed Stephen Roseman to fill the vacancy created by Mr. Roth’s departure. As of the date of this press release, Mr. Roseman has not been appointed to any Board committees.

Mr. Roseman, CFA is the managing member of Thesis Capital Group, a firm he founded in 2005. Mr. Roseman served as a member of the board of directors of Celebrate Express (NASDAQ:BDAY) starting in August 2006, and as chairman of the board from November 2007 until August 2008 when the company was acquired by Liberty Media Corporation (NASDAQ:LINTA).

From 2003 to 2005, Mr. Roseman was a portfolio manager at Kern Capital Management, where he managed the consumer discretionary, consumer staples, and business services portfolio. His previous professional experience includes OppenheimerFunds, where he worked, from 2000 to 2003, as a senior equity analyst with responsibility for public and private investments in all of the consumer, financials, energy and industrial sectors for the Discovery Fund. Prior to OppenheimerFunds, he was employed by PaineWebber Group and Sperry Van Ness. Mr. Roseman also serves on the advisory boards of various private companies.

He received an M.B.A. from Fordham University Graduate School of Business Administration and a B.A. in French Literature from Arizona State University.

On Mr. Roseman’s appointment, Mr. Douglass said “We are very pleased to welcome Stephen to the Board. Stephen is a well qualified and seasoned director with a deep understanding of the retail industry and capital markets and who can add value to the Board. We believe that Stephen’s experience will be an asset to the Company.”

Mr. Roseman commented, “I am delighted to join Orange 21’s Board and look forward to contributing to the Company’s continued efforts to build shareholder value.”

About Orange 21 Inc.

Orange 21, under its primary brand, Spy Optic (TM), designs, produces and distributes sunglasses, snow and motocross goggles, and branded apparel and accessories for the action sports, motorsports, snowsports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as the word “believe” and similar terminology. Specifically, comments in this press release regarding the contributions that Mr. Roseman is expected to make at Orange 21 are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to, the general conditions of the domestic and global economy; changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; Orange 21’s ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; Orange 21’s ability to identify and execute successfully cost-control initiatives without adversely impacting sales; uncertainties associated with intellectual property protection for Orange 21’s products; and other risks identified from time to time in Orange 21’s filings made with the U.S. Securities and Exchange Commission. Although, Orange 21 believes that the expectations reflected in the forward-looking statements are reasonable, Orange 21 cannot guarantee future results. Moreover, Orange 21 assumes no responsibility for the accuracy or completeness of such forward-looking statements and undertakes no obligation to update any of these forward-looking statements.

Contact:

Orange 21 Inc.

Stone Douglass, Chief Executive Officer

760.804.8420